Exhibit 4.1
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                          FIRST SUPPLEMENTAL INDENTURE





                                     BETWEEN


                               CHEVRON CORPORATION


                                       and


                      THE CHASE MANHATTAN BANK, As Trustee








                          Dated as of October 13, 1999


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



                                TABLE OF CONTENTS



                                   ARTICLE ONE

                                   DEFINITIONS

 Section 1.01.  Definitions........................................1
          Adjusted Treasury Rate...................................2
          First Supplemental Indenture.............................2
          Indenture................................................2
          Original Indenture.......................................2
          Letter of Representation.................................2
          Notes    ................................................2
          Statistical Release......................................2
          Trustee  ................................................3

 Section 1.02.  Other Definitions..................................3

                                             ARTICLE TWO

                                         TERMS OF THE NOTES

 Section 2.01.  Notes Constitute a Series of Securities............3

 Section 2.02.  Terms and Provisions of the Notes..................3

                                            ARTICLE THREE

                                      MISCELLANEOUS PROVISIONS

 Section 3.01.  Provisions of the Original Indenture...............4

 Section 3.02. Separability of Invalid Provisions..................4

 Section 3.03.  Execution in Counterparts..........................4

 Section 3.04.  Effectiveness......................................5

 Signatures........................................................5

 Exhibit A - Form of Notes

                          FIRST SUPPLEMENTAL INDENTURE





         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of October 13, 1999, between CHEVRON CORPORATION, a Delaware corporation ("Chevron"), and THE CHASE MANHATTAN BANK a national banking association (as successor to Chemical Bank), as Trustee (the "Trustee"),


                                   WITNESSETH:


          WHEREAS, Chevron and the Trustee entered into that certain indenture dated as of June 15, 1995 (the "Original Indenture"); and

          WHEREAS, pursuant to the provisions of Sections 2.01 and 10.01 of the Original Indenture, Chevron wishes to enter into this First Supplemental Indenture to establish the terms and provisions of a Series of Securities
(as defined in the Original Indenture); and

          WHEREAS, in compliance with the requirements of the Original
Indenture, Chevron  has  duly   authorized   the  execution  and  delivery  of
this First Supplemental Indenture, and all things necessary have been done to make this First Supplemental Indenture a valid agreement of Chevron in accordance with its terms:



         NOW THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         That in consideration of the premises, Chevron covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:


                                   ARTICLE ONE

                                   DEFINITIONS


         Section 1.01. Definitions. The terms defined in this Section 1.01 shall, for all purposes of the Original Indenture and this First Supplemental Indenture, have the meanings herein specified, unless the context clearly otherwise requires:

Adjusted Treasury Rate

         The term "Adjusted Treasury Rate" shall mean (1) the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release (hereinafter defined) most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining term, as of the redemption date, of the Notes being redeemed plus (2) 0.15%. If no maturity set forth under such heading exactly corresponds to the remaining term of the Notes being redeemed, yields for the two published maturities most closely corresponding to the remaining term of the Notes being redeemed will be calculated as described in the preceding sentence, and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding each of the relevant period to the nearest month. The Adjusted Treasury Rate is to be determined on the third Business Day preceding the redemption date.

First Supplemental Indenture

         The  term  "First   Supplemental   Indenture"  shall  mean  this  First
Supplemental Indenture dated as of October 13, 1999, between Chevron and the Trustee, as such is originally executed, or as it may from time to time be supplemented, modified or amended, as provided herein and in the Indenture.

Indenture

         The term "Indenture" shall mean the Indenture, dated as of June 15, 1995, between Chevron and the Trustee, as such indenture is supplemented by the First Supplemental Indenture dated as of October 13, 1999, between Chevron and the Trustee, and as it may from time to time hereafter be further supplemented, modified or amended, as provided in the Indenture.

Original Indenture

         The term "Original Indenture" shall mean the Indenture, dated as of June 15, 1995, between Chevron and the Trustee, as such Indenture was originally executed.

Letter of Representation

         The Term "Letter of Representations" shall mean, with respect to this First Supplemental Indenture only, the Letter of Representations executed in connection with the Notes among Chevron, the Trustee and The Depository Trust Company.

Notes

         The term "Notes" shall mean the $500,000,000 in aggregate principal amount 6 5/8% Notes Due 2004.

Statistical Release

         The term "Statistical Release" shall mean the statistical release designation "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Notes, then such other reasonably comparable index as Chevron shall designate.

Trustee

         The term "Trustee" shall mean The Chase Manhattan Bank, a New York banking corporation (successor to Chemical Bank), until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.


         Section 1.02. Other Definitions. All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Original Indenture, except when expressly herein otherwise defined.



                                   ARTICLE TWO

                               TERMS OF THE NOTES



         Section 2.01. Notes Constitute a Series of Securities. The Notes are hereby authorized to be issued under the Indenture as a Series of Securities. The Notes shall be in the aggregate principal amount of $500,000,000.

         Section 2.02. Terms and Provisions of the Notes. The Notes shall be subject to the terms and provisions hereinafter set forth:

         (a) The Notes shall be designated as the 6 5/8% Notes Due 2004.

         (b) The Notes shall bear interest on the unpaid principal amount thereof from October 13, 1999.

         (c) The Notes shall mature on October 1, 2004.

         (d) The Notes shall bear interest at the rate of 6 5/8% per annum, payable on April 1, 2000 and on each October 1 and April 1 thereafter.

         (e) The Notes shall be issued initially as one or more Global Securities (the "Global Notes") in registered form registered in the name of the Depository or its nominee in such denominations as are required by the Letter of Representations and otherwise as in substantially the form set forth in Exhibit A to this First Supplemental Indenture with such minor changes thereto as may be required in the process of printing or otherwise producing the Global Notes but not affecting the substance thereof.

         (f) The Depository for the Notes shall be The Depository Trust Company.

         (g) The Global Notes shall be exchangeable for definitive Notes in registered form substantially the same as the Global Notes in denominations of $1,000 or any integral multiple thereof upon the terms and in accordance with the provisions of the Indenture.

         (h) The Notes shall be payable (as to both principal and interest) when and as the same become due at the office of the Trustee, The Chase Manhattan Bank; provided that as long as the Notes are in the form of one or more Global Notes, payments of interest may be made by wire transfer in accordance with the provisions of the Letter of Representations and provided further, that upon any exchange of the Global Notes for Notes in definitive form, Chevron elects to exercise its option to have interest payable by check mailed to the registered owners at such owners' addresses as they appear on the Register, as kept by the Trustee on each relevant Record Date.

         (i) The Record Date for the Notes shall be the fifteenth day preceding the relevant interest payment date.

         (j) The Notes shall be subject to redemption, at the option of Chevron, in whole or in part, at any time at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate, plus interest accrued on the Notes being redeemed to the redemption date. The redemption price is calculated assuming a 360-day year consisting of twelve 30-day months.


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS



         Section 3.01. Provisions of the Original Indenture. Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the original Indenture shall be deemed to be incorporated in and made a part of this First Supplemental Indenture; and the Original Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument.

         Section 3.02.  Separability of Invalid  Provisions.  In case any one or more of the provisions contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this First Supplemental Indenture, and to the extent and only to the extent than any such provision is invalid, illegal or unenforceable, this First Supplemental
Indenture shall be construed as if such provision had never been contained herein.

         Section 3.03. Execution in Counterparts. This First Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original.

         Section 3.04. Effectiveness. The obligations of the parties hereto shall become effective as of the date of this First Supplemental Indenture.


         IN WITNESS WHEREOF, CHEVRON CORPORATION, and THE CHASE MANHATTAN BANK, have each caused this First Supplemental Indenture to be duly entered into as of the date first above written.


                                       CHEVRON CORPORATION



                                       By
                                          --------------------------------


                                       THE CHASE MANHATTAN BANK, as Trustee



                                       By
                                          --------------------------------

                                    EXHIBIT A

                                  FORM OF NOTES

$000,000,000
                                                           CUSIP


                               CHEVRON CORPORATION

                              6 5/8% NOTE DUE 2004


Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Chevron Corporation or its agent for registration of transfer, exchange or payment and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                  CHEVRON CORPORATION (herein referred to as "Chevron"), a corporation duly organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________Million Dollars ($000,000,000) on October 1, 2004 in lawful money of the United States of America and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon in like money from October 13, 1999 or from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for until payment of such principal sum, at the rate of 6 5/8% per annum, payable on each April 1 and October 1, commencing April 1, 2000 (the "Interest Payment Dates").

                  The principal hereof is payable upon presentation and surrender of this Note at the principal office of The Chase Manhattan Bank, as Trustee (herein called the "Trustee"), in New York, New York. Interest on this Note may be payable by check or draft mailed to the person in whose name this
Note is registered at the close of business of the Record Date for such interest payment at such person's address as it appears on the registration books of the Trustee. The Record Date for the Notes is the date which is 15 days prior to the relevant Interest Payment Date.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF FULLY SET FORTH AT THIS PLACE.

                  This Note shall not be entitled to any benefit under the Indenture (hereinafter defined), or become valid or obligatory for any purpose, until the Certificate of Authentication hereon endorsed shall have been executed by manual signature by the Trustee.

                  IN WITNESS WHEREOF, CHEVRON CORPORATION has caused this Note to be signed by its ___________________ manually or in facsimile and its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

                                              CHEVRON CORPORATION


                                              By:
                                                 --------------------

   Attest:
           -------------------
           Assistant Secretary

Dated: October 13, 1999

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the Series designated herein, described in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee

By
            Authorized Officer

                               CHEVRON CORPORATION
                              6 5/8% NOTE DUE 2004

                  This Note is one of a duly authorized issue of securities of Chevron, not limited in aggregate principal amount, all issued or to be issued in one or more series of varying dates, numbers, interest rates and other provisions, under an Indenture dated as of June 15, 1995, as amended by the First Supplemental Indenture dated as of October 13 1999 (such indenture as so amended being herein referred to as the "Indenture") each being between Chevron and the Trustee. This Note is one of a series of Notes designated as its "6 5/8% Notes Due 2004" aggregating $500,000,000 in principal amount (herein called the "Notes").

                  Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, obligations, duties and immunities thereunder of Chevron, the Trustee and the holders of the Notes, to all of the provisions of which Indenture and resolution the registered owner of this Note, by acceptance hereof, assents and agrees. The Indenture contains provisions permitting Chevron and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities
(which term is defined in the Indenture as any security or securities of Chevron, authenticated and delivered under the Indenture) at the time Outstanding (as defined in the Indenture) and affected by such supplemental indenture, to execute one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of such Securities; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Security (including the Notes) affected thereby: (1) change the fixed maturity or redemption date of any Note, or reduce the rate of interest on any Note or the method of determining such rate of interest or extend the time of payment of interest, or reduce the principal amount thereof, or reduce any premium payable on the redemption thereof, or change the coin or currency in which the Notes or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, (2) reduce the aforesaid percentage of holders of the Outstanding Securities whose consent is required for the execution of such supplemental indenture, or the consent of the holders of which is required for any waiver provided for in the Indenture or (3) change the time of payment. It is also provided in the Indenture that the holders of a majority in principal amount of the Notes may waive (a) compliance by Chevron Corporation with the covenants contained in Article Four of the Indenture with respect to the Notes and (b) any past or existing Event of Default with respect to the Notes and its consequences except a continuing default in the payment of the principal of or interest on the Notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the registered owner of the Note so affected.

                  The Notes shall be subject to redemption at the option of Chevron as a whole or in part, on any date at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as hereinafter defined), plus interest accrued on the Notes being redeemed to the redemption date. The redemption price is calculated assuming a 360-day year consisting of twelve 30-day months. The "Adjusted Treasury Rate" is to be determined on the third Business Day preceding the redemption date and means (1) the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release (hereinafter defined) most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining term, as of the redemption date, of the Notes being redeemed plus (2) 0.15%. If no maturity set forth under such heading exactly corresponds to the remaining term of the Notes being redeemed, yields for the two published maturities most closely corresponding to the remaining term of the Notes being redeemed will be calculated as described in the preceding sentence, and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding each of the relevant period to the nearest month. The term "Statistical Release" means the statistical release designation "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Notes, then such other reasonably comparable index as Chevron shall designate. As provided in the Indenture, notice of redemption shall be given to the registered owners of Notes to be redeemed by mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption, to their addresses as they appear on the register books.

                  If an Event of Default (as that term is defined in the Indenture) shall occur, the principal of all Notes and the interest accrued thereon may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Notes then Outstanding.

                  The Notes are issuable in registered form in denominations of $1,000 and any integral multiple thereof. Notes may be exchanged for a like aggregate amount of Notes of other authorized denominations as provided in the Indenture. This Note is transferable at the office of the Trustee in New York, New York by the registered owner hereof in person, or by such registered owner's attorney duly authorized in writing, on the books of Chevron at said office, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Note. Upon such transfer a new fully registered Note or Notes of authorized denomination or denominations, for the same aggregate principal amount will be issued to the transferee in exchange herefor.

                  Chevron, the Trustee and any agent of Chevron or the Trustee and any paying agent may treat the registered owner hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than Chevron or the Trustee) for the purpose of receiving payment hereof or on account hereof and for all other purposes, and none of Chevron, the Trustee or any such agent shall be affected by notice to the contrary.

                  THIS NOTE AND THE OBLIGATIONS OF CHEVRON CORPORATION IN RESPECT HEREOF ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of Chevron or of any successor of Chevron, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                              ---------------------

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM --as tenants in common TEN ENT --as tenants by the entireties JT TEN --as joint tenants with right of survivorship and not as tenants
                             in common

         UNIF GIFT MIN ACT--__________ Custodian _______________
                                 (Cust)                     (Minor)
                                        under Uniform Gifts to Minors
                                        Act ________________________________
                                                     (State)

                  Additional abbreviations may also be used though not in the above list.

                              ---------------------

                  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

+-------------------------------------------------+
|                                                 |
+-------------------------------------------------+



Please print or typewrite name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing
attorney to transfer said Note on the books of Chevron, with full power of substitution in the premises.

Dated: ______________________




         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.